Term sheet To prospectus dated December 1, 2005, prospectus supplement dated October 12, 2006 and product supplement no. 111-I dated January 17, 2008	Term Sheet No. 3 to Product Supplement No. 111-I Registration Statement No. 333-130051 Dated February 1, 2008; Rule 433

Structured Investments	JPMorgan Chase & Co. $ Annual Review Notes due February 25, 2011 Linked to the Common Stock of a Different Single Reference Stock Issuer

General

  This term sheet relates to four (4) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the four (4) note offerings or, at your election, in two or more of the offerings. This term sheet does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
  The notes are designed for investors who seek early exit prior to maturity at a premium if, on any one of the three annual Review Dates, the closing price of the applicable Reference Stock is at or above the Trigger Price applicable to that Review Date. If the notes are not automatically called, investors are protected at maturity against up to a 25% decline, as compared with the applicable Initial Share Price, in the closing price of the applicable Reference Stock on any day during the Monitoring Period. However, if the notes are not automatically called and the closing price of the applicable Reference Stock declines, as compared with the applicable Initial Share Price, by more than 25% on any day during the Monitoring Period, you will receive, instead of the principal amount of your notes, a predetermined number of shares of the applicable Reference Stock or, at our election, the Cash Value thereof. Investors should be willing to lose some or all of their principal at maturity, to forgo the potential to participate in appreciation in the applicable Reference Stock above the applicable call premium, to accept the risks of owning equities in general and the applicable Reference Stock in particular, and to forgo interest and dividend payments, in exchange for the opportunity to receive a premium payment if the notes are called.
  The first Review Date, and therefore the earliest call date, is March 6, 2009.
  Senior unsecured obligations of JPMorgan Chase & Co. maturing February 25, 2011†.
  Minimum denominations of $1,000 and integral multiples thereof.
  The notes are expected to price on or about February 22, 2008 and are expected to settle on or about February 27, 2008.

Key Terms

Automatic Call:

If the closing price of the applicable Reference Stock on any Review Date is greater than or equal to the applicable Trigger Price for that Review Date, the notes will be automatically called for a cash payment per $1,000 principal amount note that will vary depending on the applicable Review Date and call premium.

Trigger Price:	100% of the applicable Initial Share Price as of the Pricing Date, divided by the applicable Stock Adjustment Factor.
Payment if Called:	For every $1,000 principal amount note, you will receive one payment of $1,000 plus the applicable call premium specified in the table below.
Payment at Maturity:

If the notes are not automatically called and a mandatory redemption is not triggered, for each $1,000 principal amount note, you will receive $1,000 at maturity, unless on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the Knock-Out Buffer Amount. Under these circumstances, at maturity you will receive, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the applicable Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.

Knock-Out Buffer Amount:	An amount that represents at least 25% of the applicable Initial Share Price, subject to adjustments.
Monitoring Period:	The period from the Pricing Date to and including the final Review Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:	The amount in cash equal to the product of (1) $1,000 divided by the applicable Initial Share Price and (2) the applicable Final Share Price, subject to adjustments.
Initial Share Price:	The closing price of the applicable Reference Stock on the Pricing Date, divided by the applicable Stock Adjustment Factor.
Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
Stock Adjustment Factor:

For each Reference Stock, 1.0 on the pricing date and subject to adjustment under certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments” in the accompanying product supplement no. 111-I for further information about these adjustments.

Review Dates†:	March 6, 2009 (first Review Date), February 22, 2010 (second Review Date) and February 22, 2011 (final Review Date)
Maturity Date†:	February 25, 2011

Applicable Call Premium if Called on
Reference Stock	Page Number	Ticker Symbol	Initial Share Price	First Review Date	Second Review Date	Final Review Date	CUSIP
Apple Inc.	TS-3	AAPL		at least 23.70%*	at least 47.40%*	at least 71.10%*	48123MSL7
Bank of America Corporation	TS-6	BAC		at least 18.00%*	at least 36.00%*	at least 54.00%*	48123MSM5
AT&T Inc.	TS-9	T		at least 18.00%*	at least 36.00%*	at least 54.00%*	48123MSP8
Toll Brothers, Inc.	TS-12	TOL		at least 22.60%*	at least 45.20%*	at least 67.80%*	48123MSN3

*The actual percentage applicable to the first, second and final Review Dates for notes linked to each Reference Stock will be determined on the pricing date but will not be less than the applicable amount set forth above.

†

Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Automatic Call” or “Description of Notes — Payment at Maturity,” as applicable, in the accompanying product supplement no. 111-I.

Investing in the Annual Review Notes involves a number of risks. See “Risk Factors” beginning on page PS-6 of the accompanying product supplement no. 111-I and “Selected Risk Considerations” beginning on page TS-1 of this term sheet.

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, each prospectus supplement, product supplement no. 111-I and this term sheet if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us

Per note	$	$	$

Total	$	$	$

(1)

In no event will the fees and commissions received by J.P. Morgan Securities Inc., which we refer to as JPMSI, which include concessions to be allowed to other dealers, exceed $65.00 per $1,000 principal amount note for any of the four (4) offerings listed above. For more detailed information about fees and commissions and concessions, please see “Supplemental Underwriting Information” on the last page of this term sheet.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

February 1, 2008

Additional Terms Specific to the Notes

This term sheet relates to four (4) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the four (4) note offerings or, at your election, in two or more of the offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this term sheet together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated October 12, 2006 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 111-I dated January 17, 2008. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 111-I, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. 111-I dated January 17, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208000314/e29866_424b2.pdf

  Prospectus supplement dated October 12, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003117/e25276_424b2.pdf

  Prospectus dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this term sheet, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

  APPRECIATION POTENTIAL — If the closing price of the applicable Reference Stock is greater than or equal to the applicable Trigger Price on a Review Date, your investment will yield a payment per $1,000 principal amount note of $1,000 plus the applicable Call Premium specified on the front cover of this term sheet. The actual Call Premium applicable for each Review Date for each Reference Stock will be determined on the pricing date and will not be less than the applicable amount set forth on the front cover of this term sheet.
  POTENTIAL EARLY EXIT WITH APPRECIATION AS A RESULT OF THE AUTOMATIC CALL FEATURE — While the original term of the notes is just under three years, the notes will be called before maturity if the closing price of the applicable Reference Stock is at or above the applicable Trigger Price on a Review Date and you will be entitled to the applicable payment corresponding to that Review Date set forth on the cover of this term sheet.
  LIMITED PROTECTION AGAINST LOSS — If the notes are not automatically called, your return of principal at maturity is protected so long as the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Knock-Out Buffer Amount on any day during the Monitoring Period. However, if the notes are not automatically called and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined from the applicable Initial Share Price by more than the applicable Knock-Out Buffer Amount, you could lose the entire principal amount of your notes.
  CAPITAL GAINS TAX TREATMENT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 111-I. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell, it is reasonable to treat your purchase and ownership of the notes as an “open transaction” for U.S. federal income tax purposes. Assuming this characterization is respected, your gain or loss on the notes should be treated as long-term capital gain or loss if you hold the notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the Internal Revenue Service (the “IRS”) or a court may not respect this characterization or treatment of the notes, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, on December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which any income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance, promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 111-I dated January 17, 2008.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not pay interest and may not return any of your investment. If the notes are not automatically called, the payment at maturity will depend on whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Knock-Out Buffer Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock or the Cash Value thereof will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-1

  LIMITED RETURN ON THE NOTES — Your potential gain on the notes will be limited to the call premium applicable for a Review Date, as set forth on the cover of this term sheet, regardless of the appreciation in the applicable Reference Stock, which may be significant. Because the closing price of the applicable Reference Stock at various times during the term of the notes could be higher than on the Review Dates and at maturity, you may receive a lower payment if called or at maturity, as the case may be, than you would have if you had invested directly in the applicable Reference Stock.
  THE PROTECTION OFFERED BY THE APPLICABLE KNOCK-OUT BUFFER AMOUNT MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If the notes are not automatically called and, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Knock-Out Buffer Amount, you will be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the price of the applicable Reference Stock subsequently recovers such that the applicable Reference Stock closes at a level above the applicable Initial Share Price minus the applicable Knock-Out Buffer Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this term sheet or in product supplement no. 111-I. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity, if any, or upon an automatic call described in this term sheet is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the estimated cost of hedging our obligations under the notes through one or more of our affiliates. As a result, and as a general matter, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those referred to under “Many Economic and Market Factors Will Impact the Value of the Notes” below.
  The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCK — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 111-I.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-2

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-13 of the accompanying product supplement no. 111-I for more information.

Apple Inc. (“Apple”)

According to its publicly available filings with the SEC, Apple designs, manufactures and markets personal computers, portable digital music players and mobile communication devices and sells a variety of related software, services, peripherals and networking solutions. The common stock of Apple, no par value, is listed on The NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of Apple in the accompanying product supplement no. 111-I. Apple’s SEC file number is 000-10030.

Historical Information of the Common Stock of Apple

The following graph sets forth the historical performance of the common stock of Apple based on the weekly closing price (in U.S. dollars) of the common stock of Apple from January 3, 2003 through January 25, 2008. The closing price of the common stock of Apple on January 31, 2008 was $135.36. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Apple has experienced significant fluctuations. The historical performance of the common stock of Apple should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Apple during the term of the notes. We cannot give you assurance that the performance of the common stock of Apple will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Apple will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-3

Examples of Hypothetical Payment upon an Automatic Call or at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Apple

The following table illustrates the hypothetical payments on the notes linked to the common stock of Apple upon an automatic call or at maturity for a range of movements in the Reference Stock as shown under the column “Reference Stock Appreciation/Depreciation at Review Date.” The following table assumes a Trigger Price equal to the hypothetical Initial Share Price of $135.00 on each of the Review Dates and a Knock-Out Buffer Amount of $33.75, which is equal to 25% of the hypothetical Initial Share Price. The table assumes that the percentages used to calculate the call price applicable to the first, second and final Review Dates are 23.70%, 47.40% and 71.10%, respectively, regardless of the appreciation of the Reference Stock, which may be significant; the actual percentages will be determined on the pricing date. For purposes of the table below, a “Knock-Out Event” occurs if the closing price of the Reference Stock declines from the Initial Share Price by more than the Knock-Out Buffer Amount on at least on day during the Monitoring Period. There will be only one payment on the notes, either upon an automatic call or at maturity. An entry of “N/A” indicates that the notes would not be called on the applicable Review Date and no payment would be made for such date (except, with respect to the final Review Date, any payment at maturity). The hypothetical returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the notes. The numbers appearing in the table and examples below have been rounded for ease of analysis.

Final Share Price	Reference Stock Appreciation/ Depreciation at Review Date	Total Payment if called at First Review Date	Total Payment if called at Second Review Date	Total Payment if called at Final Review Date or upon Maturity if Knock-Out Event Has Not Occurred	Total Payment if called at Final Review Date or upon Maturity if Knock-Out Event Has Occurred	Total Value of Payment if Knock- Out Event Has Occurred

$243.00	80.00%	$1,237.00	$1,474.00	$1,711.00	$1,711.00	$1,711.00
$229.50	70.00%	$1,237.00	$1,474.00	$1,711.00	$1,711.00	$1,711.00
$216.00	60.00%	$1,237.00	$1,474.00	$1,711.00	$1,711.00	$1,711.00
$202.50	50.00%	$1,237.00	$1,474.00	$1,711.00	$1,711.00	$1,711.00
$189.00	40.00%	$1,237.00	$1,474.00	$1,711.00	$1,711.00	$1,711.00
$175.50	30.00%	$1,237.00	$1,474.00	$1,711.00	$1,711.00	$1,711.00
$162.00	20.00%	$1,237.00	$1,474.00	$1,711.00	$1,711.00	$1,711.00
$155.25	15.00%	$1,237.00	$1,474.00	$1,711.00	$1,711.00	$1,711.00
$148.50	10.00%	$1,237.00	$1,474.00	$1,711.00	$1,711.00	$1,711.00
$141.75	5.00%	$1,237.00	$1,474.00	$1,711.00	$1,711.00	$1,711.00
$135.00	0.00%	$1,237.00	$1,474.00	$1,711.00	$1,711.00	$1,711.00
$128.25	-5.00%	N/A	N/A	$1,000.00	7 shares* (or Cash Value)	$950.21
$121.50	-10.00%	N/A	N/A	$1,000.00	7 shares* (or Cash Value)	$900.00
$114.75	-15.00%	N/A	N/A	$1,000.00	7 shares* (or Cash Value)	$850.21
$108.00	-20.00%	N/A	N/A	$1,000.00	7 shares* (or Cash Value)	$800.00
$101.25	-25.00%	N/A	N/A	$1,000.00	7 shares* (or Cash Value)	$750.21
$94.50	-30.00%	N/A	N/A	N/A	7 shares* (or Cash Value)	$700.00
$81.00	-40.00%	N/A	N/A	N/A	7 shares* (or Cash Value)	$600.00
$67.50	-50.00%	N/A	N/A	N/A	7 shares* (or Cash Value)	$500.00
$54.00	-60.00%	N/A	N/A	N/A	7 shares* (or Cash Value)	$400.00
$40.50	-70.00%	N/A	N/A	N/A	7 shares* (or Cash Value)	$300.00
$27.00	-80.00%	N/A	N/A	N/A	7 shares* (or Cash Value)	$200.00
$13.50	-90.00%	N/A	N/A	N/A	7 shares* (or Cash Value)	$100.00
$0.00	-100.00%	N/A	N/A	N/A	7 shares* (or Cash Value)	$0.00

*Plus a cash payment in lieu of fractional shares. Total value of payment shown in the table above includes the value of any fractional shares paid in cash.

The following examples illustrate how the total payments set forth in the table above are calculated.

Example 1: The closing price of the Reference Stock increases from the Initial Share Price of $135.00 to a closing price of $148.50 on the first Review Date. Because the closing price on the first Review Date of $148.50 is greater than the Trigger Price of $135.00, the notes are automatically called, and the investor receives a single payment of $1,237.00 per $1,000 principal amount note.

Example 2: The closing price of the Reference Stock decreases from the Initial Share Price of $135.00 to a closing price of $121.50 on the first Review Date, $114.75 on the second Review Date, and $101.25 on the final Review Date, and the closing price of the Reference Stock has not declined from the Initial Share Price by more than the Knock-Out Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock on each of the Review Dates ($121.50, $114.75 and $101.25) is less than the Trigger Price of $135.00, the notes are not automatically called. Because the closing price of the Reference Stock has not declined from the Initial Share Price by more than the Knock-Out Buffer Amount on any day during the Monitoring Period, the payment at maturity is the principal amount of $1,000.00 per $1,000 principal amount note.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-4

Example 3: The closing price of the Reference Stock decreases from the Initial Share Price of $135.00 to a closing price of $121.50 on the first Review Date, $114.75 on the second Review Date, and $108.00 on the final Review Date, and the closing price of the Reference Stock has declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period. Because the closing price of the Reference Stock on each of the Review Dates ($121.50, $114.75 and $108.00) is less than the Trigger Price of $135.00, the notes are not automatically called. Because the closing price of the Reference Stock has declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period, the investor receives the Physical Delivery Amount or, at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $108.00, the total value of the payment at maturity, whether in cash or shares of Reference Stock, is $800.00.

Example 4: The closing price of the Reference Stock decreases from the Initial Share Price of $135.00 to a closing price of $114.75 on the first Review Date, $101.25 on the second Review Date, and $67.50 on the final Review Date. The closing price of the Reference Stock has not declined, as compared with the Initial Share Price, by more than the Knock-Out Buffer Amount on any day during the Monitoring Period prior to the final Review Date. However, the closing price of the Reference Stock on the final Review Date is $67.50, a decline of more than the Knock-Out Buffer Amount. Because the closing price on each of the Review Dates ($114.75, $101.25 and $67.50) is less than the Trigger Price of $135.00, the notes are not automatically called. Because the Final Share Price has declined from the Initial Share Price by more than the Knock-Out Buffer Amount, the investor receives the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $67.50, the total value of the payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

If we had priced the notes on January 31, 2008 and the notes were not automatically called, you would have received 7 shares of the Reference Stock (plus fractional shares in cash), or at our election, the Cash Value thereof, at maturity, provided the closing price of the Reference Stock declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period. If the notes are held to maturity, the actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Knock-Out Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-5

Bank of America Corporation. (“Bank of America”)

According to its publicly available filings with the SEC, Bank of America provides a diversified range of banking and non-banking financial services and products domestically and internationally. The common stock of Bank of America, par value $.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Bank of America in the accompanying product supplement no. 111-I. Bank of America’s SEC file number is 001-06523.

Historical Information of the Common Stock of Bank of America

The following graph sets forth the historical performance of the common stock of Bank of America based on the weekly closing price (in U.S. dollars) of the common stock of Bank of America from January 3, 2003 through January 25, 2008. The closing price of the common stock of Bank of America on January 31, 2008 was $44.15. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Bank of America has experienced significant fluctuations. The historical performance of the common stock of Bank of America should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Bank of America during the term of the notes. We cannot give you assurance that the performance of the common stock of Bank of America will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Bank of America will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Bank of America.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-6

Examples of Hypothetical Payment upon an Automatic Call or at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Bank of America

The following table illustrates the hypothetical payments on the notes linked to the common stock of Bank of America upon an automatic call or at maturity for a range of movements in the Reference Stock as shown under the column “Reference Stock Appreciation/Depreciation at Review Date.” The following table assumes a Trigger Price equal to the hypothetical Initial Share Price of $44.00 on each of the Review Dates and a Knock-Out Buffer Amount of $11.00, which is equal to 25% of the hypothetical Initial Share Price. The table assumes that the percentages used to calculate the call price applicable to the first, second and final Review Dates are 18.00%, 36.00% and 54.00%, respectively, regardless of the appreciation of the Reference Stock, which may be significant; the actual percentages will be determined on the pricing date. For purposes of the table below, a “Knock-Out Event” occurs if the closing price of the Reference Stock declines from the Initial Share Price by more than the Knock-Out Buffer Amount on at least on day during the Monitoring Period. There will be only one payment on the notes, either upon an automatic call or at maturity. An entry of “N/A” indicates that the notes would not be called on the applicable Review Date and no payment would be made for such date (except, with respect to the final Review Date, any payment at maturity). The hypothetical returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the notes. The numbers appearing in the table and examples below have been rounded for ease of analysis.

Final Share Price	Reference Stock Appreciation/ Depreciation at Review Date	Total Payment if called at First Review Date	Total Payment if called at Second Review Date	Total Payment if called at Final Review Date or upon Maturity if Knock-Out Event Has Not Occurred	Total Payment if called at Final Review Date or upon Maturity if Knock-Out Event Has Occurred	Total Value of Payment if Knock- Out Event Has Occurred

$79.20	80.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$74.80	70.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$70.40	60.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$66.00	50.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$61.60	40.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$57.20	30.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$52.80	20.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$50.60	15.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$48.40	10.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$46.20	5.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$44.00	0.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$41.80	-5.00%	N/A	N/A	$1,000.00	22 shares* (or Cash Value)	$950.00
$39.60	-10.00%	N/A	N/A	$1,000.00	22 shares* (or Cash Value)	$900.00
$37.40	-15.00%	N/A	N/A	$1,000.00	22 shares* (or Cash Value)	$850.00
$35.20	-20.00%	N/A	N/A	$1,000.00	22 shares* (or Cash Value)	$800.00
$33.00	-25.00%	N/A	N/A	$1,000.00	22 shares* (or Cash Value)	$750.00
$30.80	-30.00%	N/A	N/A	N/A	22 shares* (or Cash Value)	$700.00
$26.40	-40.00%	N/A	N/A	N/A	22 shares* (or Cash Value)	$600.00
$22.00	-50.00%	N/A	N/A	N/A	22 shares* (or Cash Value)	$500.00
$17.60	-60.00%	N/A	N/A	N/A	22 shares* (or Cash Value)	$400.00
$13.20	-70.00%	N/A	N/A	N/A	22 shares* (or Cash Value)	$300.00
$8.80	-80.00%	N/A	N/A	N/A	22 shares* (or Cash Value)	$200.00
$4.40	-90.00%	N/A	N/A	N/A	22 shares* (or Cash Value)	$100.00
$0.00	-100.00%	N/A	N/A	N/A	22 shares* (or Cash Value)	$0.00

*Plus a cash payment in lieu of fractional shares. Total value of payment shown in the table above includes the value of any fractional shares paid in cash.

The following examples illustrate how the total payments set forth in the table above are calculated.

Example 1: The closing price of the Reference Stock increases from the Initial Share Price of $44.00 to a closing price of $48.40 on the first Review Date. Because the closing price on the first Review Date of $48.40 is greater than the Trigger Price of $44.00, the notes are automatically called, and the investor receives a single payment of $1,180.00 per $1,000 principal amount note.

Example 2: The closing price of the Reference Stock decreases from the Initial Share Price of $44.00 to a closing price of $39.60 on the first Review Date, $37.40 on the second Review Date, and $33.00 on the final Review Date, and the closing price of the Reference Stock has not declined from the Initial Share Price by more than the Knock-Out Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock on each of the Review Dates ($39.60, $37.40 and $33.00) is less than the Trigger Price of $44.00, the notes are not automatically called. Because the closing price of the Reference Stock has not declined from the Initial Share Price by more than the Knock-Out Buffer Amount on any day during the Monitoring Period, the payment at maturity is the principal amount of $1,000.00 per $1,000 principal amount note.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-7

Example 3: The closing price of the Reference Stock decreases from the Initial Share Price of $44.00 to a closing price of $39.60 on the first Review Date, $37.40 on the second Review Date, and $35.20 on the final Review Date, and the closing price of the Reference Stock has declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period. Because the closing price of the Reference Stock on each of the Review Dates ($39.60, $37.40 and $35.20) is less than the Trigger Price of $44.00, the notes are not automatically called. Because the closing price of the Reference Stock has declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period, the investor receives the Physical Delivery Amount or, at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $35.20, the total value of the payment at maturity, whether in cash or shares of Reference Stock, is $800.00.

Example 4: The closing price of the Reference Stock decreases from the Initial Share Price of $44.00 to a closing price of $37.40 on the first Review Date, $33.00 on the second Review Date, and $22.00 on the final Review Date. The closing price of the Reference Stock has not declined, as compared with the Initial Share Price, by more than the Knock-Out Buffer Amount on any day during the Monitoring Period prior to the final Review Date. However, the closing price of the Reference Stock on the final Review Date is $22.00, a decline of more than the Knock-Out Buffer Amount. Because the closing price on each of the Review Dates ($37.40, $33.00 and $22.00) is less than the Trigger Price of $44.00, the notes are not automatically called. Because the Final Share Price has declined from the Initial Share Price by more than the Knock-Out Buffer Amount, the investor receives the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $22.00, the total value of the payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

If we had priced the notes on January 31, 2008 and the notes were not automatically called, you would have received 22 shares of the Reference Stock (plus fractional shares in cash), or at our election, the Cash Value thereof, at maturity, provided the closing price of the Reference Stock declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period. If the notes are held to maturity, the actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Knock-Out Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-8

AT&T Inc. (“AT&T”)

According to its publicly available filings with the SEC, AT&T is a holding company the subsidiaries and affiliates of which operate in the communications services industry, both domestically and internationally, providing wireless and wireline communications services and equipment, managed networking, wholesale services and directory advertising and publishing services. The common shares of AT&T, par value $1.00 per share (which we refer to as the “common stock of AT&T”), are listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of AT&T in the accompanying product supplement no. 111-I. AT&T’s SEC file number is 001-08610.

Historical Information of the Common Stock of AT&T

The following graph sets forth the historical performance of the common stock of AT&T based on the weekly closing price (in U.S. dollars) of the common stock of AT&T from January 3, 2003 through January 25, 2008. The closing price of the common stock of AT&T on January 31, 2008 was $38.49. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of AT&T has experienced significant fluctuations. The historical performance of the common stock of AT&T should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of AT&T during the term of the notes. We cannot give you assurance that the performance of the common stock of AT&T will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that AT&T will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of AT&T.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-9

Examples of Hypothetical Payment upon an Automatic Call or at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of AT&T

The following table illustrates the hypothetical payments on the notes linked to the common stock of AT&T upon an automatic call or at maturity for a range of movements in the Reference Stock as shown under the column “Reference Stock Appreciation/Depreciation at Review Date.” The following table assumes a Trigger Price equal to the hypothetical Initial Share Price of $38.50 on each of the Review Dates and a Knock-Out Buffer Amount of $9.63, which is equal to 25% of the hypothetical Initial Share Price. The table assumes that the percentages used to calculate the call price applicable to the first, second and final Review Dates are 18.00%, 36.00% and 54.00%, respectively, regardless of the appreciation of the Reference Stock, which may be significant; the actual percentages will be determined on the pricing date. For purposes of the table below, a “Knock-Out Event” occurs if the closing price of the Reference Stock declines from the Initial Share Price by more than the Knock-Out Buffer Amount on at least on day during the Monitoring Period. There will be only one payment on the notes, either upon an automatic call or at maturity. An entry of “N/A” indicates that the notes would not be called on the applicable Review Date and no payment would be made for such date (except, with respect to the final Review Date, any payment at maturity). The hypothetical returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the notes. The numbers appearing in the table and examples below have been rounded for ease of analysis.

Final Share Price	Reference Stock Appreciation/ Depreciation at Review Date	Total Payment if called at First Review Date	Total Payment if called at Second Review Date	Total Payment if called at Final Review Date or upon Maturity if Knock-Out Event Has Not Occurred	Total Payment if called at Final Review Date or upon Maturity if Knock-Out Event Has Occurred	Total Value of Payment if Knock- Out Event Has Occurred

$69.30	80.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$65.45	70.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$61.60	60.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$57.75	50.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$53.90	40.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$50.05	30.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$46.20	20.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$44.28	15.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$42.35	10.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$40.43	5.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$38.50	0.00%	$1,180.00	$1,360.00	$1,540.00	$1,540.00	$1,540.00
$36.58	-5.00%	N/A	N/A	$1,000.00	25 shares* (or Cash Value)	$950.13
$34.65	-10.00%	N/A	N/A	$1,000.00	25 shares* (or Cash Value)	$900.00
$32.73	-15.00%	N/A	N/A	$1,000.00	25 shares* (or Cash Value)	$850.13
$30.80	-20.00%	N/A	N/A	$1,000.00	25 shares* (or Cash Value)	$800.00
$28.88	-25.00%	N/A	N/A	$1,000.00	25 shares* (or Cash Value)	$750.13
$26.95	-30.00%	N/A	N/A	N/A	25 shares* (or Cash Value)	$700.00
$23.10	-40.00%	N/A	N/A	N/A	25 shares* (or Cash Value)	$600.00
$19.25	-50.00%	N/A	N/A	N/A	25 shares* (or Cash Value)	$500.00
$15.40	-60.00%	N/A	N/A	N/A	25 shares* (or Cash Value)	$400.00
$11.55	-70.00%	N/A	N/A	N/A	25 shares* (or Cash Value)	$300.00
$7.70	-80.00%	N/A	N/A	N/A	25 shares* (or Cash Value)	$200.00
$3.85	-90.00%	N/A	N/A	N/A	25 shares* (or Cash Value)	$100.00
$0.00	-100.00%	N/A	N/A	N/A	25 shares* (or Cash Value)	$0.00

*Plus a cash payment in lieu of fractional shares. Total value of payment shown in the table above includes the value of any fractional shares paid in cash.

The following examples illustrate how the total payments set forth in the table above are calculated.

Example 1: The closing price of the Reference Stock increases from the Initial Share Price of $38.50 to a closing price of $42.35 on the first Review Date. Because the closing price on the first Review Date of $42.35 is greater than the Trigger Price of $38.50, the notes are automatically called, and the investor receives a single payment of $1,180.00 per $1,000 principal amount note.

Example 2: The closing price of the Reference Stock decreases from the Initial Share Price of $38.50 to a closing price of $34.65 on the first Review Date, $32.73 on the second Review Date, and $28.88 on the final Review Date, and the closing price of the Reference Stock has not declined from the Initial Share Price by more than the Knock-Out Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock on each of the Review Dates ($34.65, $32.73 and $28.88) is less than the Trigger Price of $38.50, the notes are not automatically called. Because the closing price of the Reference Stock has not declined from the Initial Share Price by more than the Knock-Out Buffer Amount on any day during the Monitoring Period, the payment at maturity is the principal amount of $1,000.00 per $1,000 principal amount note.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-10

Example 3: The closing price of the Reference Stock decreases from the Initial Share Price of $38.50 to a closing price of $34.65 on the first Review Date, $32.73 on the second Review Date, and $30.80 on the final Review Date, and the closing price of the Reference Stock has declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period. Because the closing price of the Reference Stock on each of the Review Dates ($34.65, $32.73 and $30.80) is less than the Trigger Price of $38.50, the notes are not automatically called. Because the closing price of the Reference Stock has declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period, the investor receives the Physical Delivery Amount or, at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $30.80, the total value of the payment at maturity, whether in cash or shares of Reference Stock, is $800.00.

Example 4: The closing price of the Reference Stock decreases from the Initial Share Price of $38.50 to a closing price of $32.73 on the first Review Date, $28.88 on the second Review Date, and $19.25 on the final Review Date. The closing price of the Reference Stock has not declined, as compared with the Initial Share Price, by more than the Knock-Out Buffer Amount on any day during the Monitoring Period prior to the final Review Date. However, the closing price of the Reference Stock on the final Review Date is $19.25, a decline of more than the Knock-Out Buffer Amount. Because the closing price on each of the Review Dates ($32.73, $28.88 and $19.25) is less than the Trigger Price of $38.50, the notes are not automatically called. Because the Final Share Price has declined from the Initial Share Price by more than the Knock-Out Buffer Amount, the investor receives the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $19.25, the total value of the payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

If we had priced the notes on January 31, 2008 and the notes were not automatically called, you would have received 25 shares of the Reference Stock (plus fractional shares in cash), or at our election, the Cash Value thereof, at maturity, provided the closing price of the Reference Stock declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period. If the notes are held to maturity, the actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Knock-Out Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-11

Toll Brothers, Inc. (“Toll Brothers”)

According to its publicly available filings with the SEC, Toll Brothers designs, builds, markets and arranges financing for single-family detached and attached homes in luxury residential communities. Toll Brothers is also involved, directly and through joint ventures, in projects where it builds, or converts existing rental apartment buildings into, high-, mid- and low-rise luxury homes. The common stock of Toll Brothers, par value $.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Toll Brothers in the accompanying product supplement no. 34-IV. Toll Brothers’ SEC file number is 001-09186.

Historical Information of the Common Stock of Toll Brothers

The following graph sets forth the historical performance of the common stock of Toll Brothers based on the weekly closing price (in U.S. dollars) of the common stock of Toll Brothers from January 3, 2003 through January 25, 2008. The closing price of the common stock of Toll Brothers on January 31, 2008 was $23.28. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Toll Brothers has experienced significant fluctuations. The historical performance of the common stock of Toll Brothers should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Toll Brothers during the term of the notes. We cannot give you assurance that the performance of the common stock of Toll Brothers will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Toll Brothers will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Toll Brothers.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-12

Examples of Hypothetical Payment upon an Automatic Call or at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Toll Brothers

The following table illustrates the hypothetical payments on the notes linked to the common stock of Toll Brothers upon an automatic call or at maturity for a range of movements in the Reference Stock as shown under the column “Reference Stock Appreciation/Depreciation at Review Date.” The following table assumes a Trigger Price equal to the hypothetical Initial Share Price of $23.50 on each of the Review Dates and a Knock-Out Buffer Amount of $5.88, which is equal to 25% of the hypothetical Initial Share Price. The table assumes that the percentages used to calculate the call price applicable to the first, second and final Review Dates are 22.60%, 45.20% and 67.80%, respectively, regardless of the appreciation of the Reference Stock, which may be significant; the actual percentages will be determined on the pricing date. For purposes of the table below, a “Knock-Out Event” occurs if the closing price of the Reference Stock declines from the Initial Share Price by more than the Knock-Out Buffer Amount on at least on day during the Monitoring Period. There will be only one payment on the notes, either upon an automatic call or at maturity. An entry of “N/A” indicates that the notes would not be called on the applicable Review Date and no payment would be made for such date (except, with respect to the final Review Date, any payment at maturity). The hypothetical returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the notes. The numbers appearing in the table and examples below have been rounded for ease of analysis.

Final Share Price	Reference Stock Appreciation/ Depreciation at Review Date	Total Payment if called at First Review Date	Total Payment if called at Second Review Date	Total Payment if called at Final Review Date or upon Maturity if Knock-Out Event Has Not Occurred	Total Payment if called at Final Review Date or upon Maturity if Knock-Out Event Has Occurred	Total Value of Payment if Knock- Out Event Has Occurred

$42.30	80.00%	$1,226.00	$1,452.00	$1,678.00	$1,678.00	$1,678.00
$39.95	70.00%	$1,226.00	$1,452.00	$1,678.00	$1,678.00	$1,678.00
$37.60	60.00%	$1,226.00	$1,452.00	$1,678.00	$1,678.00	$1,678.00
$35.25	50.00%	$1,226.00	$1,452.00	$1,678.00	$1,678.00	$1,678.00
$32.90	40.00%	$1,226.00	$1,452.00	$1,678.00	$1,678.00	$1,678.00
$30.55	30.00%	$1,226.00	$1,452.00	$1,678.00	$1,678.00	$1,678.00
$28.20	20.00%	$1,226.00	$1,452.00	$1,678.00	$1,678.00	$1,678.00
$27.03	15.00%	$1,226.00	$1,452.00	$1,678.00	$1,678.00	$1,678.00
$25.85	10.00%	$1,226.00	$1,452.00	$1,678.00	$1,678.00	$1,678.00
$24.68	5.00%	$1,226.00	$1,452.00	$1,678.00	$1,678.00	$1,678.00
$23.50	0.00%	$1,226.00	$1,452.00	$1,678.00	$1,678.00	$1,678.00
$22.33	-5.00%	N/A	N/A	$1,000.00	42 shares* (or Cash Value)	$950.21
$21.15	-10.00%	N/A	N/A	$1,000.00	42 shares* (or Cash Value)	$900.00
$19.98	-15.00%	N/A	N/A	$1,000.00	42 shares* (or Cash Value)	$850.21
$18.80	-20.00%	N/A	N/A	$1,000.00	42 shares* (or Cash Value)	$800.00
$17.63	-25.00%	N/A	N/A	$1,000.00	42 shares* (or Cash Value)	$750.21
$16.45	-30.00%	N/A	N/A	N/A	42 shares* (or Cash Value)	$700.00
$14.10	-40.00%	N/A	N/A	N/A	42 shares* (or Cash Value)	$600.00
$11.75	-50.00%	N/A	N/A	N/A	42 shares* (or Cash Value)	$500.00
$9.40	-60.00%	N/A	N/A	N/A	42 shares* (or Cash Value)	$400.00
$7.05	-70.00%	N/A	N/A	N/A	42 shares* (or Cash Value)	$300.00
$4.70	-80.00%	N/A	N/A	N/A	42 shares* (or Cash Value)	$200.00
$2.35	-90.00%	N/A	N/A	N/A	42 shares* (or Cash Value)	$100.00
$0.00	-100.00%	N/A	N/A	N/A	42 shares* (or Cash Value)	$0.00

*Plus a cash payment in lieu of fractional shares. Total value of payment shown in the table above includes the value of any fractional shares paid in cash.

The following examples illustrate how the total payments set forth in the table above are calculated.

Example 1: The closing price of the Reference Stock increases from the Initial Share Price of $23.50 to a closing price of $25.85 on the first Review Date. Because the closing price on the first Review Date of $25.85 is greater than the Trigger Price of $23.50, the notes are automatically called, and the investor receives a single payment of $1,226.00 per $1,000 principal amount note.

Example 2: The closing price of the Reference Stock decreases from the Initial Share Price of $23.50 to a closing price of $21.15 on the first Review Date, $19.98 on the second Review Date, and $17.63 on the final Review Date, and the closing price of the Reference Stock has not declined from the Initial Share Price by more than the Knock-Out Buffer Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock on each of the Review Dates ($21.15, $19.98 and $17.63) is less than the Trigger Price of $23.50, the notes are not automatically called. Because the closing price of the Reference Stock has not declined from the Initial Share Price by more than the Knock-Out Buffer Amount on any day during the Monitoring Period, the payment at maturity is the principal amount of $1,000.00 per $1,000 principal amount note.

JPMorgan Structured Investments — Annual Review Notes Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-13

Example 3: The closing price of the Reference Stock decreases from the Initial Share Price of $23.50 to a closing price of $21.15 on the first Review Date, $19.98 on the second Review Date, and $18.80 on the final Review Date, and the closing price of the Reference Stock has declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period. Because the closing price of the Reference Stock on each of the Review Dates ($21.15, $19.98 and $18.80) is less than the Trigger Price of $23.50, the notes are not automatically called. Because the closing price of the Reference Stock has declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period, the investor receives the Physical Delivery Amount or, at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $18.80, the total value of the payment at maturity, whether in cash or shares of Reference Stock, is $800.00.

Example 4: The closing price of the Reference Stock decreases from the Initial Share Price of $23.50 to a closing price of $19.98 on the first Review Date, $17.63 on the second Review Date, and $11.75 on the final Review Date. The closing price of the Reference Stock has not declined, as compared with the Initial Share Price, by more than the Knock-Out Buffer Amount on any day during the Monitoring Period prior to the final Review Date. However, the closing price of the Reference Stock on the final Review Date is $11.75, a decline of more than the Knock-Out Buffer Amount. Because the closing price on each of the Review Dates ($19.98, $17.63 and $11.75) is less than the Trigger Price of $23.50, the notes are not automatically called. Because the Final Share Price has declined from the Initial Share Price by more than the Knock-Out Buffer Amount, the investor receives the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $11.75, the total value of the payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

If we had priced the notes on January 31, 2008 and the notes were not automatically called, you would have received 42 shares of the Reference Stock (plus fractional shares in cash), or at our election, the Cash Value thereof, at maturity, provided the closing price of the Reference Stock declined from the Initial Share Price by more than the Knock-Out Buffer Amount on at least one day during the Monitoring Period. If the notes are held to maturity, the actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Knock-Out Buffer Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

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Supplemental Underwriting Information

If the notes linked to the common stock of Apple priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $65.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $35.00 per $1,000 principal amount note. The concessions of approximately $35.00 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $65.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $65.00 per $1,000 principal amount note.

If the notes linked to the common stock of Bank of America priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $59.20 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $35.00 per $1,000 principal amount note. The concessions of approximately $35.00 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $59.20 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $65.00 per $1,000 principal amount note.

If the notes linked to the common stock of AT&T priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $60.50 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $35.00 per $1,000 principal amount note. The concessions of approximately $35.00 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $60.50 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $65.00 per $1,000 principal amount note.

If the notes linked to the common stock of Toll Brothers priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $65.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $35.00 per $1,000 principal amount note. The concessions of approximately $35.00 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $65.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $65.00 per $1,000 principal amount note.

The total aggregate principal amount of any series of notes being offered by this term sheet may not be purchased by investors in the applicable offering. Under these circumstances, JPMSI will retain the unsold portion of the applicable offering and has agreed to hold such notes for investment for a period of at least 30 days. The unsold portion of any series of notes will not exceed 15% of the aggregate principal amount of those notes. Any unsold portion may affect the supply of applicable notes available for secondary trading and, therefore, could adversely affect the price of the applicable notes in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

See “Underwriting” beginning on page PS-33 of the accompanying product supplement no. 111-I.

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